Exhibit 10.2

FIFTH AMENDMENT TO

CREDIT FACILITIES AGREEMENT

This FIFTH AMENDMENT TO CREDIT FACILITIES AGREEMENT (this “Agreement”) is entered into and effective as of August 8, 2005, by and among GTSI Corp., a Delaware corporation (“GTSI”), Technology Logistics, Inc., a Delaware corporation (“TLI”; separately and collectively with GTSI, “Borrower”), GE Commercial Distribution Finance Corporation (“GECDF”), as Administrative Agent, and GECDF and the other Lenders.

Recitals:

A.                                    GTSI, Administrative Agent and Lenders are party to that certain Credit Facilities Agreement dated as of October 20, 2003, as amended by that certain First Amendment to Credit Facilities Agreement dated as of March 12, 2004, as further amended by that certain Second Amendment to Credit Facilities Agreement dated as of July 29, 2004, as further amended by that certain Third Amendment to Credit Facilities Agreement dated as of November 22, 2004, and as further amended by that certain Fourth Amendment to Credit Facilities Agreement dated as of April 28, 2005 (the “Original Credit Agreement”).

B.                                    Administrative Agent, Lenders and Borrowers have agreed to the provisions set forth herein on the terms and conditions contained herein.

Agreement

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, GTSI, TLI, Administrative Agent and the Lenders hereby agree as follows:

1.             Definitions.  All references to the “Agreement” or the “Credit Agreement” in the Original Credit Agreement and in this Agreement shall be deemed to be references to the Original Credit Agreement as it may be amended (by this Agreement and others), restated, extended, renewed, replaced, or otherwise modified from time to time.  Capitalized terms used and not otherwise defined herein have the meanings given them in the Original Credit Agreement.

2.             Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above, but only if this Agreement has been executed by each of GTSI, TLI, Administrative Agent and the Lenders, and only if all of the documents listed on Exhibit A to this Agreement have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to Administrative Agent and the Lenders, by each of GTSI, TLI, and/or GTSI Financial Services, Inc. (“GTSIFS”), as applicable, and the waiver fee described in Section 3.2 of this Agreement has been paid in cash to the Administrative Agent.  Each document, note, certificate or agreement listed on Exhibit A and signed by GTSI, TLI, or GTSIFS, as applicable, is and shall be deemed (together with all prior documents, notes, certificates and other agreements defined as Loan Documents in the Original Credit Agreement) to be a “Loan Document.”

3.             Certain Covenant Waivers; Fee.

3.1.  Borrowers hereby acknowledge that Defaults and Events of Default have occurred under the following Section of the Credit Agreement:  Section 15.5 (Minimum EBIT to Net Sales) for the April 30, 2005,

May 31, 2005 and June 30, 2005 computation dates.  Subject to the terms and conditions contained herein, Administrative Agent and Lenders hereby waive the Defaults and Events of Default described in the preceding sentence; provided, however, that such waiver shall not constitute or be deemed to be a waiver of any subsequent Defaults or Events of Default under such Sections, or of any other existing or future Defaults or Events of Default under the Credit Agreement or the other Loan Documents at any time.  Upon any further Defaults or Events of Default, including without limitation any Default or Event of Default arising as a result of Borrower’s financial performance, all rights and remedies of Administrative Agent and Lenders with respect to such Defaults and Events of Default, whether pursuant to the Credit Agreement, the other Loan Documents, or available at law or equity, shall be available to Administrative Agent and Lenders.  Borrowers, Administrative Agent and Lenders each agree that the waivers granted herein do not apply to the breach of any other term, provision, covenant, representation or warranty of the Credit Agreement or the other Loan Documents or the breach of the covenants described above for any periods other than the periods specifically described above.

3.2.  Borrowers shall pay to Administrative Agent, for the account of each Lender in accordance with its pro-rata share of the Aggregate Facility, a fully-earned, non-refundable, waiver fee of $82,500.

4.             Decrease in Existing Lenders’ Facilities.  In connection with this Agreement, and simultaneously with its effectiveness, (i) GE Commercial Distribution Finance Corporation will decrease its share of the Total Aggregate Facility Limit and Aggregate Floorplan Loan Facility from $90,000,000 to $73,636,364.25 as further set forth on Exhibit 3 attached hereto; (ii) SunTrust Bank will decrease its share of the Total Aggregate Facility Limit and Aggregate Floorplan Loan Facility from $25,000,000 to $20,454,545.25 as further set forth on Exhibit 3 attached hereto; (iii) Wachovia Bank, National Association will decrease its share of the Total Aggregate Facility Limit and Aggregate Floorplan Loan Facility from $30,000,000 to $24,545,454.30 as further set forth on Exhibit 3 attached hereto; and (iv) Manufacturers Traders and Trust Company will decrease its share of the Total Aggregate Facility Limit and Aggregate Floorplan Loan Facility from $20,000,000 to $16,363,636.20 as further set forth on Exhibit 3 attached hereto.

5.             Amendments to Credit Agreement.  The Original Credit Agreement is hereby amended as follows:

5.1.         Replacement Exhibit 3.  Exhibit 3 of the Original Credit Agreement is hereby deleted and replaced with a new Exhibit 3, attached hereto.

5.2.         Maximum Available Amount of Revolving Advances.  The definition of Maximum Available Amount in Section 3.1.2 of the Original Credit Agreement is hereby deleted and replaced with the following:

“The “Maximum Available Amount” (which can be a negative number) on any date shall be a Dollar amount equal to the lesser of (i) the amount of the Aggregate Revolving Loan Facility and (ii) the Borrowing Base, on such date, minus the sum of (a) the Aggregate Revolving Loan, (b) the Swingline Loan, (c) the Other Creditor Indebtedness (unless an Intercreditor Agreement has been executed between Administrative Agent and the holders of such Other Creditor Indebtedness), (d) the GSA Fee, and (e) the Letter of Credit Exposure on such date (except to the extent that a Revolving Loan Advance will be used immediately to reimburse Letter of Credit Issuer for unreimbursed draws on a Letter of Credit).”

5.3.         Borrowing Base.  Section 3.1.4 of the Original Credit Agreement is hereby deleted and replaced with the following:

“3.1.4.    Borrowing Base.  The “Borrowing Base” on any date shall be 85% of the total outstanding principal balance of all Eligible Accounts (i) as of the close of business on such date, or (ii) as certified in the Borrowing Base Certificate most recently furnished to Administrative Agent as required in Section 13.15.1, whichever is less; plus the Floorplan Excess Amount, minus the Floorplan Shortfall, minus the Collateral Reserve and, minus (to the extent not deducted from Eligible Accounts pursuant to Section 3.1.5) the Dollar amount, if any, of Inventory that Borrower has been requested (orally or in writing) to repurchase under any repurchase agreement or similar arrangement, including the Textron Agreement.”

5.4.         Floorplan Loan Facility Generally.  The first sentence of Section 3.2.1 of the Original Credit Agreement is deleted and replaced with the following:

“Each Lender may, subject to the terms and conditions hereof, make available to Borrower such Lender’s pro-rata share (as listed on Exhibit 3) of an “Aggregate Floorplan Loan Facility” that is One Hundred Thirty-Five Million Dollars ($135,000,000) by funding such Lender’s pro-rata share thereof as provided for herein.”

5.5.         Total Aggregate Facility Limit.  Section 3.5 of the Original Credit Agreement is deleted and replaced with the following:

“3.5.       Total Aggregate Facility Limit.  Notwithstanding the Facilities herein, Borrower, Administrative Agent and each Lender acknowledge and agree that at no time shall the Aggregate Revolving Loan Facility, the Swingline Loan Facility, the Aggregate Floorplan Loan Facility, the Interim Floorplan Loan Facility, all unfunded Approvals, and the Letter of Credit Exposure exceed $135,000,000 in the aggregate (“Total Aggregate Facility Limit”).”

5.6.         Annual Projections.  Section 13.14.2 of the Original Credit Agreement is deleted and replaced with the following:

“13.14.2.               Annual Projections.  No later than October 31st of each year, projected balance sheets and statements of income and expense for the next fiscal year, on a consolidated basis, and with such other detail as Administrative Agent may reasonably require.”

5.7.         Distributions.  Notwithstanding the provisions of Section 14.10 of the Credit Agreement, Borrowers shall not directly or indirectly, declare or make, or incur any liability to make, any Distribution to any Person during 2005.

5.8.         Temporary Increase in Maximum Total Liabilities to Tangible Net Worth.  Notwithstanding the provisions of Section 15.3 of the Credit Agreement, for the fiscal months ended September 30, 2005, October 31, 2005 and November 30, 2005 only, the ratio of Total Liabilities minus Subordinated Indebtedness to Tangible Net Worth plus Subordinated Indebtedness shall not exceed 7.00:1.00.

5.9.         Temporary Suspension of Certain Financial Covenants.  The application and effectiveness of the financial covenants set forth in Section 15.4 (Maximum Total Funded Indebtedness to EBITDA) and Section 15.5 (Minimum EBIT to Net Sales) of the Credit Agreement shall be temporarily suspended, effective as of July 1, 2005 and such suspensions shall continue through December 31, 2005.

5.10.       Third Quarter 2005 Profit Covenant; Maximum Year 2005 Loss Covenant.  Section 15 of the Original Credit Agreements is hereby amended by adding the following sections thereto:

“15.6.     Minimum Third Quarter 2005 Pre-Tax Profit.  For the fiscal quarter ended September 30, 2005, Borrower covenants that its EBITDA minus interest, depreciation and amortization expense for such fiscal quarter shall not be less than Two Million Dollars ($2,000,000).

15.7.       Maximum 2005 Pre-Tax Loss.  For the fiscal year ended December 31, 2005, Borrower covenants that its loss before taxes shall not be more than Twenty Million Dollars ($20,000,000), based on the calculation of Borrowers EBITDA minus interest, depreciation and amortization expense for such fiscal year.”

5.11.       Defined Terms.  The following defined terms are hereby added to Exhibit 2.1 Glossary and Index of Defined Terms of the Original Credit Agreement or, as applicable, replace such previously existing terms in their entirety:

COLLATERAL RESERVE —  shall be $20,000,000, unless the Floorplan Inventory Value Differential shall be more than $0, in which case the amount of the reserve shall be the amount by which $20,000,000 exceeds the Floorplan Inventory Value Differential.

EXCESS ELIGIBLE ACCOUNTS —  on any date of determination, the amount, if any, by which the Borrowing Base exceeds the sum of (i) the Aggregate Revolving Loan, (ii) the Swingline Loan, (iii) the Letter of Credit Exposure, (iv) the GSA Fee, and (v) that amount of Other Creditor Indebtedness owing to Persons for which an Intercreditor Agreement has not been executed between Administrative Agent and the holders of such Other Creditor Indebtedness.

FLOORPLAN EXCESS AMOUNT — means the amount, if any, by which (a) the Floorplan Inventory Value as determined by Administrative Agent as of such date of determination, exceeds (b) the sum of the Aggregate Floorplan Loans and Interim Floorplan Loans outstanding on any date of determination.

FLOORPLAN INVENTORY VALUE — means, as of any date of determination, (but excluding in all circumstances Inventory manufactured or sold by or on behalf of IBM Corporation, Hewlett-Packard Company (including Compaq Inventory), Lexmark International and each of their respective Subsidiaries and Affiliates) (i) one hundred percent (100%) of the total aggregate wholesale invoice price of all of Borrower’s Inventory aged 180 days or less which is GE Financed Inventory, (ii) fifty percent (50%) of the total aggregate wholesale invoice price of all of Borrower’s Inventory aged 180 days or less which is not GE Financed Inventory, and zero percent (0%) of the total aggregate wholesale invoice price of all of Borrower’s Inventory aged more than 180 days, in each case, with respect to clauses (i) and (ii) of this sentence, in which Administrative Agent has a first priority, perfected Security Interest (subject to no other Security Interest other than Permitted Security Interests) that is unsold and not leased by Borrower and is in Borrower’s possession and control as of the date of determination, less the amount of any such Inventory reported by Borrower (if Borrower is required by Administrative Agent or the Required Lenders to report) as demonstration items or Inventory that is obsolete or otherwise unmerchantable as determined by Administrative Agent.  If any Inventory financed under the Aggregate Floorplan Loan Facility or in the Interim Floorplan Loan Facility with a value in excess of $200,000 for each location is located on any premises that are not owned by Borrower (not including any lessee or other Person to whom Inventory is leased or rented in the ordinary course of such Covered Person’s business, or other locations where Borrower is not obligated to pay rent for up to 30 consecutive days) and Borrower has not obtained or caused to be obtained written waivers or consents, in form and substance satisfactory to Administrative Agent, then such Inventory shall be deemed to have a “Floorplan Inventory Value” of Zero Dollars ($0.00).

FLOORPLAN INVENTORY VALUE DIFFERENTIAL — the extent to which the calculation of Floorplan Inventory Value using the Prior Method would exceed the method of calculating Floorplan Inventory Value as set forth in this Agreement.  For the purposes of this definition only, the “Prior Method” means the valuation of Borrowers Inventory, with identical exclusions and conditions, but in which Inventory is valued at (i) one hundred percent (100%) of the total aggregate wholesale invoice price of all of Borrower’s Inventory aged 90 days or less, (ii) fifty percent (50%) of the total aggregate wholesale invoice price of all of Borrower’s Inventory aged between 91 and 180 days, and zero percent (0%) of the total aggregate wholesale invoice price of all of Borrower’s Inventory aged more than 180 days, in each case without regard to whether or not such Inventory is GE Financed Inventory, except as otherwise expressly excluded before (e.g. IBM, Lexmark, HP/Compaq).

GE FINANCED INVENTORY — means, the brands and manufacturers listed by Administrative Agent and provided to Borrowers from time to time which identify those which are financed by GECDF or it’s affiliates on a regular basis, as determined in its reasonable discretion.

GSA FEE — means, the fee due to the General Services Administration of the United States of America as a result of certain sales.

6.             Representations and Warranties of Borrower.  Each Borrower hereby represents and warrants to Administrative Agent and the Lenders that (i) Borrowers’ execution of this Agreement has been duly authorized by all requisite actions of each Borrower; (ii) no consents are necessary from any third parties for Borrowers’ execution, delivery or performance of this Agreement, (iii) this Agreement, the Original Credit Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of each Borrower enforceable against each such Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrowers may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the supplemental disclosure schedule attached hereto as Exhibit B and the disclosure schedule attached to the Original Credit Agreement, all of the representations and warranties contained in Section 11 of the Credit Agreement are true and correct with the same force and effect as if made on and as of the date of this Agreement, and (v) after giving effect to this Agreement, there is no Default or no Event of Default Exists.

7.             Reaffirmation.  Each Borrower hereby represents, warrants, acknowledges and confirms that (i) the Original Credit Agreement and the other Loan Documents remain in full force and effect as amended by this Agreement, (ii) no Borrower has a defense to its obligations under the Original Credit Agreement and the other Loan Documents, (iii) the Security Interests of the Administrative Agent (held for the ratable benefit of the Lenders) under the Security Documents secure all the Loan Obligations under the Original Credit Agreement, continue in full force and effect, and have the same priority as before this Agreement, and (iv) no Borrower has a claim against Administrative Agent or any Lender arising from or in connection with the Original Credit Agreement or the other Loan Documents and any such claim is hereby irrevocably waived and released and discharged forever.

8.             Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Missouri without giving effect to choice or conflicts of law principles thereunder.

9.             Fees and Expenses.  Borrowers shall promptly pay to Administrative Agent an amount equal to all reasonable and documented third party fees, costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Fifth Amendment to Credit Facilities Agreement.

10.          Section Titles.  The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

11.          Counterparts; Facsimile Transmissions.  This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

12.          Incorporation By Reference.  Administrative Agent, Lenders and Borrowers hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference (except to the extent amended hereby).

13.          Notice—Oral Commitments Not Enforceable.  The following notice is given pursuant to Section 432.057 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT.  TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

14.          Statutory Notice-Insurance.  The following notice is given pursuant to Section 427.120 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL.  THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS.  THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL.  YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT.  IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE.  THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE

OR OBLIGATION.  THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

GTSI CORP., as a Borrower

By:	/s/ THOMAS A. MUTRYN
Name: Thomas A. Mutryn
Title: Senior Vice President and Chief Financial Officer

TECHNOLOGY LOGISTICS, INC., as a Borrower

By:	/s/ TODD LETO
Name: Todd Leto
Title: Vice President of Operations

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION,
as Administrative Agent and a Lender

By:	/s/ DAVID MINTERT
Name: David Mintert
Title: Vice President of Operations

SUNTRUST BANK, as a Lender

By:	/s/ MARK SWAAK
Name: R. Mark Swaak
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ JOHN CARPENTER
Name: John Carpenter
Title: Director

MANUFACTURERS AND TRADERS TRUST COMPANY, as a Lender

By:	/s/ LOUIS J. NOPPENBERGER
Name: Louis J. Noppenberger
Title: Vice President

ACKNOWLEDGEMENT, CONSENT AND REAFFIRMATION OF GUARANTY

The undersigned, GTSI Financial Services, Inc., acknowledges and consents to all changes in the Original Credit Agreement set forth in this Fifth Amendment to Credit Facilities Agreement, by and among Administrative Agent, Borrower and the Lenders (“Fifth Amendment”) and agrees that all such changes are in the best interests of Borrowers and the undersigned.  In consideration of financial accommodations granted and which may hereafter be granted to Borrowers by Administrative Agent and the Lenders, in consideration of Administrative Agent’s and the Lenders’ reliance on that certain Unlimited Guaranty, dated as of November 22, 2004, given by the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, GTSI Financial Services, Inc., irrevocably and unconditionally reaffirms pursuant to the terms of the Unlimited Guaranty its continuing guarantee of the payment and performance of all current and future Guarantied Obligations, including, without limitation, all Loan Obligations.  The undersigned, GTSI Financial Services, Inc., further agrees that the validity and enforceability of the Unlimited Guaranty is not and shall not be affected in any way or manner by any of the changes in the financing set forth in the Fifth Amendment, that the Unlimited Guaranty is in full force and effect, and the undersigned, GTSI Financial Services, Inc., has no defenses of any kind or nature with respect to his obligations under the Unlimited Guaranty.

The undersigned, GTSI Financial Services, Inc., has reviewed the attached Fifth Amendment and all other documents and financial statements the undersigned deems necessary relating to the Borrowers and the Guarantied Obligations, including, without limitation, the Loan Obligations.

GTSI Financial Services, Inc.

By:	/s/ JACK HELMLY
Name: Jack Helmly
Title: President

Exhibit A

Documents and Requirements

1.               Fifth Amendment to Credit Facilities Agreement.

2.               Ratification of Unlimited Guaranty of Loan Obligations executed by GTSI Financial Services, Inc.

3.               Payment of $82,500 Waiver Fee to the Administrative Agent.

4.               Secretary’s Certificate of GTSI (certifying no modification to Articles of Organization or By-laws since the Effective Date, no modification to the incumbency certificate last delivered and authorizing resolutions).  Such resolutions shall specifically authorize the execution and delivery of the Fifth Amendment to Credit Facilities Agreement.

5.               Good Standing Certificate of GTSI from the Secretary of State of Delaware.

6.               Secretary’s Certificate of TLI (certifying no modification to Articles of Organization or By-laws since the Effective Date, no modification to the incumbency certificate last delivered and authorizing resolutions).  Such resolutions shall specifically authorize the execution and delivery of the Fifth Amendment to Credit Facilities Agreement.

7.               Good Standing Certificate of TLI from the Secretary of State of Delaware.

Exhibit B

Disclosure Schedule

None, unless listed below.

Exhibit 3

LENDERS’ FACILITIES AND PRO-RATA SHARES

LENDER	TOTALS(1)	REVOLVING LOAN FACILITY	FLOORPLAN LOAN FACILITY	PRO-RATA SHARES
GE Commercial Distribution Finance	$73,636,364.25	$49,090,909.23	$73,636,364.25	54.54%
SunTrust Bank	$20,454,545.25	$13,636,363.59	$20,454,545.25	15.15%
Wachovia Bank, National Association	$24,545,454.30	$16,363,636.29	$24,545,454.30	18.18%
Manufacturers and Traders Trust Company	$16,363,636.20	$10,909,090.89	$16,363,636.20	12.12%
AGGREGATES	$135,000,000.00	$90,000,000.00	$135,000,000.00	100.00%

(1) Subject to the Total Aggregate Credit Facility Limit of $135,000,000 - which can be composed in any combination of Aggregate Revolving Loans (subject to the $90,000,000 Aggregate Revolving Loan Facility) and Aggregate Floorplan Loans (subject to the $135,000,000 Aggregate Floorplan Loan Facility).